EXHIBIT 99.B(d)(83)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Ares Management, LLC

Dated March 30, 2007, as amended May 21, 2009

SEI INSTITUTIONAL INVESTMENTS TRUST

High Yield Bond Fund

Enhanced LIBOR Opportunities Fund

Agreed and Accepted:

SEI Investments Management Corporation		Ares Management, LLC.

By:		By:
	/s/ Aaron C. Buser		/s/ Seth J. Brufsky

Name:		Name:
	Aaron C. Buser		Seth J. Brufsky

Title:		Title:
	Vice President		Vice President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Ares Management, LLC

Dated March 30, 2007, as amended May 21, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

High Yield Bond Fund	x.xx%
Enhanced LIBOR Opportunities Fund	x.xx%

Agreed and Accepted:

SEI Investments Management Corporation		Ares Management, LLC
By:		By:
	/s/ Aaron C. Buser		/s/ Seth J. Brufsky

Name:		Name:
	Aaron C. Buser		Seth J. Brufsky

Title:		Title:
	Vice President		Vice President

By:		By:
	/s/ Aaron C. Buser		/s/ Seth J. Brufsky